Exhibit 10.1
MICROCHIP TECHNOLOGY INCORPORATED
2004 EQUITY INCENTIVE PLAN
As Amended and Restated on August 18, 2026

1.Purposes of the Plan. The purposes of this 2004 Equity Incentive Plan are:
•to attract and retain the best available personnel,
•to provide additional incentive to Service Providers, and
•to promote the success of the Company’s business.
Awards granted under the Plan may be Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Shares, Performance Units or Deferred Stock Units, as determined by the Administrator at the time of grant.
2.Definitions. As used herein, the following definitions shall apply:
(a)“Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.
(b)“Applicable Laws” means the legal requirements relating to the administration of equity compensation plans under state and federal corporate and securities laws and the Code.
(c)“Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Stock Appreciation Rights, Performance Shares, Performance Units or Deferred Stock Units.
(d)“Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(e)“Awarded Stock” means the Common Stock subject to an Award.
(f)“Board” means the Board of Directors of the Company.
(g)“Change of Control” means the occurrence of any of the following events, in one or a series of related transactions:
(1)any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or a Company employee benefit plan, including any trustee of such plan acting as trustee, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or
(2)a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
(3)the sale or disposition by the Company of all or substantially all of the Company’s assets; or
(4)a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are Directors as of the date this Plan is approved by the Board, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors and whose election or nomination was not in connection with any transaction described in

(1) or (2) above or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.
(h)“Code” means the Internal Revenue Code of 1986, as amended.
(i)“Committee” means a committee appointed by the Board in accordance with Section 4 of the Plan.
(j)“Common Stock” means the common stock of the Company.
(k)“Company” means Microchip Technology Incorporated.
(l)“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services. The term Consultant shall not include Directors who are compensated by the Company only for their service as Directors.
(m)“Deferred Stock Unit” means a deferred stock unit Award granted to a Participant pursuant to Section 13.
(n)“Director” means a member of the Board.
(o)“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
(p)“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
(q)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(r)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(1)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(2)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(3)In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.
(s)“Fiscal Year” means a fiscal year of the Company.
(t)“Fiscal Quarter” means a fiscal quarter of the Company.
(u)“Non-Employee Director” means a member of the Board who is not an Employee.
(v)“Nonstatutory Stock Option” means an Option not intended to qualify as an incentive stock option under Section 422 of the Code and regulations promulgated thereunder.
(w)“Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Option Agreement.

(x)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(y)“Option” means a stock option granted pursuant to the Plan.
(z)“Option Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.
(aa)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(bb)“Participant” means the holder of an outstanding Award granted under the Plan.
(cc)“Performance Share” means a performance share Award granted to a Participant pursuant to Section 11.
(dd)“Performance Unit” means a performance unit Award granted to a Participant pursuant to Section 12.
(ee)“Plan” means this 2004 Equity Incentive Plan, as amended and restated.
(ff)“Restricted Stock” means Shares granted pursuant to Section 10 of the Plan.
(gg)“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(hh)“Section 16(b)” means Section 16(b) of the Exchange Act, as amended.
(ii)“Service Provider” means an Employee, Consultant or Non-Employee Director.
(jj)“Share” means a share of the Common Stock, as adjusted in accordance with Section 19 of the Plan.
(kk)“Stock Appreciation Right” or “SAR” means an Award granted pursuant to Section 9 of the Plan.
(ll)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
3.Stock Subject to the Plan. Subject to the provisions of Section 19 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is 84,389,717.
The Shares may be authorized, but unissued, or reacquired Common Stock.
If an Award expires or becomes unexercisable without having been exercised in full, or with respect to Restricted Stock, Performance Shares, Performance Units or Deferred Stock Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased Shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, the gross Shares issued (i.e., Shares actually issued pursuant to a Stock Appreciation Right, as well as the Shares that represent payment of the exercise price and any applicable tax withholdings) pursuant to a SAR will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if Shares of Restricted Stock, Performance Shares, Performance Units or Deferred Stock Units are repurchased by the Company at their original purchase price or are forfeited to the Company, such Shares shall become available for future grant under the Plan. Shares used to pay the exercise price or purchase price, if applicable, of an Award shall become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not result in reducing the number of Shares available for issuance under the Plan.
4.Administration of the Plan.
(a)Procedure.

(1)Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.
(2)Reserved.
(3)Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.
(4)Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.
(b)Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:
(1)to determine the Fair Market Value of the Common Stock, in accordance with Section 2(r) of the Plan;
(2)to select the Service Providers to whom Awards may be granted hereunder (other than the automatic grants to Non-Employee Directors provided for in Section 17 of the Plan);
(3)to determine whether and to what extent Awards or any combination thereof, are granted under the Plan;
(4)to determine the number of shares of Common Stock or equivalent units to be covered by each Award granted under the Plan;
(5)to approve forms of agreement for use under the Plan;
(6)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted under the Plan. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or SARs may be exercised or other Awards vest (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;
(7)to construe and interpret the terms of the Plan and Awards;
(8)to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;
(9)to modify or amend each Award (subject to Sections 8(c), 9(b) and 21(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options and SARs longer than is otherwise provided for in the Plan;
(10)to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(11)to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award (or distribution of a Deferred Stock Unit) that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld, or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, but not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;
(12)to determine the terms and restrictions applicable to Awards; and
(13)to make all other determinations deemed necessary or advisable for administering the Plan.
(c)Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.
5.Eligibility. Restricted Stock, Performance Shares, Performance Units, Stock Appreciation Rights, Deferred Stock Units and Nonstatutory Stock Options may be granted to Service Providers. Non-Employee Directors shall only receive Awards pursuant to Section 17 of the Plan.
6.Limitations.
(a)Nonstatutory Stock Option. Each Option shall be designated in the Notice of Grant as a Nonstatutory Stock Option.
(b)No Employment Rights. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s employment with the Company or its Subsidiaries, nor shall they interfere in any way with the Participant’s right or the Company’s or Subsidiary’s right, as the case may be, to terminate such employment at any time, with or without cause or notice.
(c)Annual Limitations. The following limitations shall apply to grants of Options and Stock Appreciation Rights to Participants:
(1)No Participant shall be granted, in any Fiscal Year, Options and Stock Appreciation Rights to purchase more than 3,000,000 Shares; provided, however, that such limit shall be 8,000,000 Shares in the Participant’s first Fiscal Year of Company service.
(2)The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 19(a).
(d)Minimum Vesting Requirements.
(1)General. Except as specified in Section 6(d)(2), Awards will vest no earlier than the one (1)-year anniversary of such Award’s grant date (except if accelerated pursuant to a Change of Control or a termination of the Participant’s status as a Service Provider due to a Participant’s death, or a Participant’s Disability) (each, an “Acceleration Event”).
(2)Exception. Awards may be granted to any Service Provider without regard to the minimum vesting requirements set forth in Section 6(d)(1) if the Shares subject to such Awards would not result in more than five percent (5%) of the maximum aggregate number of Shares reserved for issuance pursuant to all outstanding Awards granted under the Plan (the “5% Limit”). Any Awards that have their vesting discretionarily accelerated (except if accelerated pursuant to an Acceleration Event) are subject to the 5% Limit. For purposes of clarification, the Administrator may accelerate the vesting of any Awards pursuant to an Acceleration Event without such vesting acceleration counting toward the 5% Limit. The 5% Limit applies in the aggregate to Awards that do not satisfy the minimum vesting requirements as set forth in Section 6(d)(1) and to the discretionary vesting acceleration of Awards specified in this Section 6(d)(2).
7.Term of Plan. The Plan is effective as of October 1, 2004 (the “Effective Date”). It shall continue in effect until August 24, 2031, unless sooner terminated under Section 21 of the Plan.
8.Stock Options.

(a)Term. The term of each Option shall be stated in the Notice of Grant; provided, however, that the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant.
(b)Option Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per share on the date of grant.
(c)No Repricing. The exercise price for an Option may not be reduced. This shall include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, SAR, other Award or cash.
(d)Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.
(e)Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Subject to Applicable Laws, such consideration may consist entirely of:
(1)cash;
(2)check;
(3)other Shares which (A) in the case of Shares acquired upon exercise of an option have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;
(4)delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price;
(5)any combination of the foregoing methods of payment; or
(6)such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.
(f)Exercise of Option.
Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.
An Option may not be exercised for a fraction of a Share.
An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 19 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.
(g)Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s misconduct, death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
(h)Disability. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for six (6) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
(i)Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Option Agreement (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the personal representative of the Participant’s estate, provided such representative has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such representative has been designated by the Participant, then such Option may be exercised by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following Participant’s death. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
9.Stock Appreciation Rights.
a.Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.
b.Exercise Price and Other Terms. Subject to Section 4(c) of the Plan, the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant. The per share exercise price for the Shares or cash to be issued pursuant to exercise of an SAR shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per share on the date of grant. The exercise price may not be reduced. This shall include, without limitation, a repricing of the SAR as well as an SAR exchange program whereby the Participant agrees to cancel an existing SAR in exchange for an Option, SAR, other Award or cash.
c.Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(1)the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(2)the number of Shares with respect to which the SAR is exercised.

With respect to SARs settled in Shares, until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the SAR, notwithstanding the exercise of the SAR.
d.Payment Upon Exercise of SAR. At the discretion of the Administrator, payment for an SAR may be in cash, Shares or a combination thereof.
e.SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.
f.Expiration of SARs. An SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.
g.Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability termination, the Participant may exercise his or her SAR within such period of time as is specified in the SAR Agreement to the extent that the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR Agreement). In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified by the Administrator, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.
h.Disability. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her SAR within such period of time as is specified in the SAR Agreement to the extent the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR Agreement). In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for six (6) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.
i.Death of Participant. If a Participant dies while a Service Provider, the SAR may be exercised following the Participant’s death within such period of time as is specified in the SAR Agreement (but in no event may the SAR be exercised later than the expiration of the term of such SAR as set forth in the SAR Agreement), by the personal representative of the Participant’s estate, provided such representative has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such representative has been designated by the Participant, then such SAR may be exercised by the person(s) to whom the SAR is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for twelve (12) months following Participant’s death. If the SAR is not so exercised within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.
10.Restricted Stock.
a.Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant (provided that during any Fiscal Year, no Participant shall be granted more than 600,000 Shares of Restricted Stock); provided, however, that such limit shall be 1,500,000 Shares in the Participant’s first Fiscal Year of Company service, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant or vesting of Restricted Stock.

b.Restricted Stock Units. Restricted Stock may be granted in the form of Restricted Stock or units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. With respect to the units to acquire Shares, until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist.
c.Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock granted under the Plan. Restricted Stock grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded. The Administrator may require the recipient to sign a Restricted Stock Award agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.
d.Restricted Stock Award Agreement. Each Restricted Stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided, however, that if the Restricted Stock grant has a purchase price, such purchase price must be paid no more than ten (10) years following the date of grant.
e.Dividends and Other Distributions. Until the restrictions set forth in the Restricted Stock Award agreement, including Award agreements for units to acquire Shares described in Section 10(b), have lapsed, Service Providers holding Shares of Restricted Stock will not be entitled to receive dividends and other distributions paid with respect to such Shares or units. However, to the extent the restrictions in the Restricted Stock Award have lapsed, Service Providers holding Shares of Restricted Stock will be entitled to receive dividends, even if there are other restrictions on the Shares of Restricted Stock (e.g., a lock up period due to a public offering or a restriction due to possession of material nonpublic information).
11.Performance Shares.
a.Grant of Performance Shares. Subject to the terms and conditions of the Plan, Performance Shares may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Share award granted to any Participant (provided that during any Fiscal Year, no Participant shall be granted more than 600,000 units of Performance Shares); provided, however, that such limit shall be 1,500,000 Shares in the Participant’s first Fiscal Year of Company service, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares. Performance Shares shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares.
b.Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan. Performance Share grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Shares agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.
c.Performance Share Award Agreement. Each Performance Share grant shall be evidenced by an agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.
12.Performance Units.
a.Grant of Performance Units. Performance Units are similar to Performance Shares, except that they shall be settled in a cash equivalent to the Fair Market Value of the underlying Shares, determined as of the vesting date. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units. Performance Units shall be granted in the form of units to acquire Shares. Each such unit shall be the cash equivalent of one Share of Common Stock. No right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Performance Units or the cash payable thereunder.
b.Number of Performance Units. The Administrator will have complete discretion in determining the number of Performance Units granted to any Participant, provided that during any Fiscal Year, no Participant shall receive Performance Units having an initial value greater than $1,500,000, provided, however, that such limit shall be $4,000,000 in the Participant’s first Fiscal Year of Company service.
c.Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Units granted under the Plan. Performance Unit grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Unit agreement as a condition of the award. Any certificates representing the Shares awarded shall bear such legends as shall be determined by the Administrator.
d.Performance Unit Award Agreement. Each Performance Unit grant shall be evidenced by an agreement that shall specify such terms and conditions as the Administrator, in its sole discretion, shall determine.
13.Deferred Stock Units.
a.Description. Deferred Stock Units shall consist of a Restricted Stock, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator. Deferred Stock Units shall remain subject to the claims of the Company’s general creditors until distributed to the Participant.
b.Annual Limits. Deferred Stock Units shall be subject to the annual limits applicable to the underlying Restricted Stock, Performance Share or Performance Unit Award.
14.Death of Participant. In the event that a Participant dies while a Service Provider, then 100% of his or her Awards shall immediately vest.
15.Leaves of Absence. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder shall cease commencing on the first day of any unpaid leave of absence and shall only recommence upon return to active service.
16.Misconduct. Should (i) the Participant’s service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement), or (ii) the Participant makes any unauthorized use or disclosure of confidential information or trade secrets of the Company or any Parent or Subsidiary, then in any such event all outstanding Awards held by the Participant under the Plan shall terminate immediately and cease to be outstanding, including as to both vested and unvested Awards.
17.Non-Employee Director Awards.
(a)Initial Grants. Each Non-Employee Director who first becomes a Non‑Employee Director on or after August 1, 2021 (excluding any Non‑Employee Director who previously served on the Board and excluding any Non‑Employee Director appointed on the date of the Company’s annual stockholders’ meeting) shall be automatically granted as of the date that the individual first is appointed or elected as a Non-Employee Director that number of Restricted Stock Units equal to (i)(A) $200,000 divided by (B) the Fair Market Value, multiplied by (ii) a fraction (A) the numerator of which is (x) 12 minus (y) the number of months between the date of the Company’s last annual stockholders’ meeting and the date the Non-Employee Director becomes a member of the Board and (B) the denominator of which is 12, rounded down to the nearest whole Share (the “Initial RSU Grant”). One hundred percent (100%) of the Initial RSU Grant will vest upon the earlier of the date that is one-year following the date of grant or one day prior to the date of the Company’s next annual stockholders’ meeting following the date of grant. Vesting of the Initial RSU Grant is contingent upon the Non‑Employee Director maintaining continued status as a Non-Employee Director through the vesting date.
(b)Annual Grants. On the date of the Company’s annual stockholders’ meeting, each Non-Employee Director (including any Non-Employee Director appointed on the date of the Company’s annual stockholders’ meeting) shall be automatically granted that number of Restricted Stock Units equal to $200,000 divided by the Fair Market Value, rounded down to the nearest whole Share (the “Annual RSU Grant”), provided that such Non-Employee Director has been elected by the stockholders to serve as a member of the Board at that annual stockholders’ meeting. One hundred percent (100%) of the Annual RSU Grant will vest upon the earlier of the date that is one year following the date of grant or one day prior to the date of the Company’s next annual stockholders’ meeting following the date of grant. Vesting of the Annual RSU Grant is contingent upon the Non-Employee Director maintaining continued status as a Non-Employee Director through the applicable vesting date.
18.Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. In no event may an Award be transferred in exchange for consideration. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.
19.Adjustments Upon Changes in Capitalization, Dissolution or Liquidation or Change of Control.
(a)Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award and the Fiscal Year annual share issuance limits under Sections 6(c), 10(a) and 11(a) shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that any such change in capitalization shall not affect the number of shares awarded under the automatic grants to Non-Employee Directors described in Sections 17(a) and (b), and provided that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option or SAR until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (with respect to Options and SARs) or vested (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.
(c)Change of Control.
(1)Stock Options and SARs. In the event of a Change of Control, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or SAR, the

Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change of Control, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable for a period of thirty (30) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the Change of Control, the option or stock appreciation right confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.
(2)Restricted Stock, Performance Shares, Performance Units and Deferred Stock Units. In the event of a Change of Control, each outstanding Restricted Stock, Performance Share, Performance Unit and Deferred Stock Unit award shall be assumed or an equivalent Restricted Stock, Performance Share, Performance Unit and Deferred Stock Unit award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Restricted Stock, Performance Share, Performance Unit or Deferred Stock Unit award, the Participant shall fully vest in the Restricted Stock, Performance Share, Performance Unit or Deferred Stock Unit including as to Shares (or with respect to Performance Units, the cash equivalent thereof) which would not otherwise be vested. For the purposes of this paragraph, a Restricted Stock, Performance Share, Performance Unit and Deferred Stock Unit award shall be considered assumed if, following the Change of Control, the award confers the right to purchase or receive, for each Share (or with respect to Performance Units, the cash equivalent thereof) subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.
20.Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.
21.Amendment and Termination of the Plan.
(a)Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
(b)Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

(c)Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.
22.Conditions Upon Issuance of Shares.
(a)Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award or the issuance and delivery of such Shares (or with respect to Performance Units, the cash equivalent thereof) shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
(b)Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
23.Liability of Company.
(a)Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
(b)Grants Exceeding Allotted Shares. If the Awarded Stock covered by an Award exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Awarded Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 21(b) of the Plan.
24. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
25. Forfeiture Events. Notwithstanding any provisions to the contrary under this Plan, each Award granted under the Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under the Company’s clawback policy in effect as of the date such Award is granted or any other clawback policy of the Company as may be established and/or amended from time to time to comply with Applicable Laws (including, without limitation, pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws) (in each case, a “Clawback Policy”). The Administrator may require a Participant to forfeit, return to the Company, or reimburse the Company for all or a portion of the Award and any amounts paid thereunder pursuant to the terms of any applicable Clawback Policy or as necessary or appropriate to comply with Applicable Laws. Unless this Section 25 is specifically mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent or Subsidiary of the Company.